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                                                                    Exhibit 23.2

                               CONSENT OF KPMG LLP

Management Committee
Earlychildhood LLC

We consent to incorporation by reference in this registration statement on Form S-8 of LearningStar Corp. Second Amended and Restated 2001 Employee Stock Purchase Plan of our reports dated February 16, 2001, except for Notes 2(o) and 22 which are as of March 14, 2001, with respect to the consolidated balance sheets of Earlychildhood LLC and subsidiary as of December 31, 1999 and 2000, and the related statements of operations, members' equity and cash flows for the nine months ended December 31, 1998 and each of the years ended December 31, 1999 and 2000, which reports appear in the Post-effective Amendment no. 1 to the Form S-4 registration statement of LearningStar Corp. dated March 15, 2001.

                                            /s/ KPMG LLP

San Francisco, California
December 20, 2001


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